UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2013 (August 20, 2013)

ACI WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3520 Kraft Rd, Suite 300

Naples, FL 34105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 403-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Senior Notes Offering

On August 20, 2013, ACI Worldwide, Inc. (the “Company”), completed its previously-announced offering of $300.0 million in aggregate principal amount of 6.375% senior notes due 2020 (the “Notes”) at an issue price of 100% of the principal amount, plus accrued interest, if any, from August 20, 2013, in a private placement for resale to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The Notes were issued pursuant to an indenture, dated as of August 20, 2013 (the “Indenture”), among the Company, the guarantors listed therein, and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Company’s subsidiaries that guarantees its credit facility (as defined below).

The Notes bear interest at a rate of 6.375% per annum, payable semi-annually in arrears on August 15 and February 15 of each year, commencing on February 15, 2014. Interest will accrue from August 20, 2013. The Notes will mature on August 15, 2020.

The Company may redeem some or all of the Notes at any time prior to August 15, 2016, at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium set forth in the Indenture. On or after August 15, 2016, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In certain circumstances, if the Company experiences a change of control (as described in the Indenture), it must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. In addition, at any time prior to August 15, 2016, the Company may redeem up to 35% of the Notes with the proceeds of certain sales of the Company’s equity securities at 106.375% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, if at least 65% of the aggregate principal amount of the Notes initially issued under the Indenture remains outstanding after such redemption and notice of redemption is mailed within 120 days after the date of the closing of such equity offering.

The Indenture contains covenants that limit, among other things, the ability of the Company and the ability of its restricted subsidiaries to: incur additional debt or issue preferred stock; pay dividends or make other distributions on, redeem or repurchase capital stock, or make investments or other restricted payments; create liens on assets; agree to payment restrictions affecting subsidiaries; dispose of assets or issue stock of restricted subsidiaries; enter into transactions with affiliates; and effect a consolidation or merger or sell all, or substantially all, of our assets. Each of these covenants is subject to a number of important exceptions and qualifications. Further, certain of these covenants will cease to apply at all times after the date on which the Notes receive investment grade ratings from either Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc. (“S&P”), provided no default or event of default under the Indenture exists at that time. Such terminated covenants will be reinstated if the Notes lose their investment grade ratings from either Moody’s or S&P.

The Indenture provides for customary events of default, including: failure to make required payments; failure to comply with certain agreements or covenants; failure to pay, or acceleration of, certain other material debt; and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the Notes.

The net proceeds of the offering of the Notes are being used to repay the outstanding amount under the revolving portion of the credit facility (as defined below), for general corporate purposes and to pay related fees and expenses.

The foregoing descriptions of the Indenture and the Notes are qualified in their entirety by reference to the Indenture and the form of Notes, copies of which are filed as Exhibits 4.1 and 4.2 hereto, respectively, and are incorporated herein by reference.

Amendment to Credit Facility

As previously disclosed, on November 10, 2011, the Company entered into a credit agreement (as amended prior to the date hereof, the “Credit Agreement”) with each of the lenders named therein, Wells Fargo Securities, LLC, RBS Citizens, N.A., Sovereign Bank, N.A. and U.S. Bank National Association, as Joint Lead Arrangers and Joint Book- Running Managers, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, governing the Company’s senior secured credit facility (the “credit facility”). On August 20, 2013, upon the consummation of the offering of the Notes, the Fourth Amendment to Credit Agreement (the “Fourth Amendment”), dated August 20, 2013, by and among the Company, the subsidiary guarantors thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders under the credit facility party thereto, became effective. Certain of the initial purchasers that purchased Notes in the offering of the Notes, or their affiliates, are lenders and/or agents under the credit facility, and accordingly received a portion of the proceeds of the offering of the Notes.

The Fourth Amendment, among other things, extends the maturity date of the loans under the credit facility to August 20, 2018, and increases the amount the Company may request for optional incremental term loans and/or increases in the revolving commitment from $200.0 million to $300.0 million.

Pursuant to the Fourth Amendment, the outstanding term loans under the credit facility (collectively, the “Initial Term Loans”) will be aggregated and the outstanding amounts of the Initial Term Loans will amortize on a revised quarterly schedule.

The Credit Agreement, as amended by the Fourth Amendment, requires that, among other things, at any time that loans or letters of credit are outstanding, the Company maintains:

•

a maximum consolidated total net leverage ratio of (i) 4.00:1.00 through the fiscal quarter ending June 30, 2014 and (ii) 3.75:1.00 thereafter, in each case, measured as of the last day of each fiscal quarter;

•

until the fiscal quarter ending March 31, 2014, a minimum fixed charge coverage ratio of 1.65:1.00, from the fiscal quarter ending June 30, 2014 to the fiscal quarter ending March 31, 2015, a minimum fixed charge coverage ratio of 1.50:1.00, and from the fiscal quarter ending June 30, 2015 and thereafter, a minimum fixed charge coverage ratio of 1.30:1.00, in each case, measured as of the last day of each fiscal quarter; and

•	a consolidated senior secured net leverage ratio no greater than or equal to 3.00:1.00, measured as of the last day of each fiscal quarter.

The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment, a copy of which is filed as Exhibit 10.1, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of August 20, 2013, among the ACI Worldwide, Inc., the guarantors listed therein, and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.375% Senior Notes due 2020 (included as Exhibit A to Exhibit 4.1).

10.1	Fourth Amendment to Credit Agreement, dated August 20, 2013, by and among ACI Worldwide, Inc., the subsidiary guarantors thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders that are party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2013

ACI WORLDWIDE, INC.

By:	/s/ Dennis P. Byrnes
Name:	Dennis P. Byrnes
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 20, 2013, among the ACI Worldwide, Inc., the guarantors listed therein, and Wilmington Trust, National Association, as trustee.

4.2	Form of 6.375% Senior Notes due 2020 (included as Exhibit A to Exhibit 4.1).

10.1	Fourth Amendment to Credit Agreement, dated August 20, 2013, by and among ACI Worldwide, Inc., the subsidiary guarantors thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders that are party thereto.